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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JULY 23, 2001


                             Catalina Lighting, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Florida                        1-9917                   59-1548266
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(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)



18191 N.W. 68th Avenue, Miami, Florida                                  33015
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(Address of Principal Executive Offices)                              (Zip Code)



       Registrant's telephone number, including area code: (305) 558-4777
                                                           --------------



                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) On July 23, 2001, Catalina Lighting, Inc., a Florida corporation (the "Company") and Sun Catalina Holdings, LLC, a Delaware limited liability company ("Sun Catalina"), executed an Amended and Restated Note Purchase Agreement and an Amended and Restated Stock Purchase Agreement (collectively, the "Purchase Agreements") whereby Sun Catalina purchased 8,489,932 shares of the Company's common stock, $.01 par value (the "Common Stock"), for $3,000,000 and, for an additional $4,500,000, received a secured promissory note and a warrant to purchase up to 3,904,838 shares of Common Stock, which warrant is immediately exercisable. In connection with the consummation of the transactions contemplated by the Purchase Agreements, certain shareholders, warrant holders and option holders of the Company entered into shareholders' and voting agreements with Sun Catalina, pursuant to which Sun Catalina was granted proxies to vote any shares of Common Stock held by such security holders. As a result of these transactions, Sun Catalina beneficially owns, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, 65.2% of the shares of Common Stock outstanding. Assuming exercise of all options and warrants issued to third parties in connection with transactions consummated simultaneously with the consummation of the transactions contemplated by the Purchase Agreements, the shares of Common Stock owned by Sun Catalina (including the shares issuable upon exercise of the warrant held by Sun Catalina) would constitute 52.5% of the then outstanding Common Stock of the Company.

                  As a result of these transactions, the Company's board of directors was expanded to nine members, and six individuals designated by Sun Catalina became members of the board of directors. Subsequent to the consummation of these transactions, Eric Bescoby (formerly the president and a director of an affiliate of Sun Catalina) was named chief executive officer of the Company. In addition, the board of directors was expanded to ten members and Mr. Bescoby became a member of the board of directors.

                  The following information about the ownership of Sun Catalina is based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on August 2, 2001. Sun Catalina is wholly owned by Sun Capital Partners II, L.P., a Delaware limited partnership. The general partner of Sun Capital Partners II, L.P. is Sun Capital Advisors II, L.P., a Delaware limited partnership. The general partner of Sun Capital Advisors II, L.P. is Sun Capital Partners, LLC, a Delaware limited liability company. Each of Marc J. Leder and Rodger R. Krouse own 50% of the membership interests in Sun Capital Partners, LLC.

         (b) Except as described above, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)     Financial Statements of Businesses Acquired.

                  Not applicable

   (b)     Pro Forma Financial Information.

                  Not applicable


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   (c)     Exhibits.

        Exhibit
        Number      Description
        -------     -----------

          4.1       Secured Junior Subordinated Note Due 2006

          99.1      Press release dated July 24, 2001.

          99.2 Amended and Restated Stock Purchase Agreement between Catalina Lighting, Inc. and Sun Catalina Holdings, LLC dated July 23, 2001.

          99.3 Amended and Restated Note Purchase Agreement between Catalina Lighting, Inc. and Sun Catalina Holdings, LLC dated July 23, 2001.

          99.4      Warrant to Purchase Shares of Common Stock.

          99.5 Form of Voting Agreement and Irrevocable Proxy, dated July 23, 2001, by and among Sun Catalina Holdings, LLC, Catalina Lighting, Inc., and certain shareholders and option holders of the Company.

          99.6 Shareholders Agreement, dated July 23, 2001, by and among Sun Catalina Holdings, LLC, Catalina Lighting, Inc. and SunTrust Banks, Inc., a Georgia corporation.

          99.7 Registration Rights Agreement between Catalina Lighting, Inc., Sun Catalina Holdings, LLC, SunTrust Banks, Inc. and SunTrust Bank dated July 23, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                              CATALINA LIGHTING, INC.
                                            ---------------------------------
                                                   (Registrant)



                                            By:  /s/  David W. Sasnett
                                                -----------------------------
                                                 David W. Sasnett
                                                 Senior Vice President and
                                                 Chief Financial Officer



Date:    August 7, 2001


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                                  Exhibit Index



         Exhibit
         Number     Description
         ------     -----------
          4.1       Secured Junior Subordinated Note Due 2006

          99.1      Press release dated July 24, 2001.

          99.2 Amended and Restated Stock Purchase Agreement between Catalina Lighting, Inc. and Sun Catalina Holdings, LLC dated July 23, 2001.

          99.3 Amended and Restated Note Purchase Agreement between Catalina Lighting, Inc. and Sun Catalina Holdings, LLC dated July 23, 2001.

          99.4      Warrant to Purchase Shares of Common Stock.

          99.5 Form of Voting Agreement and Irrevocable Proxy, dated July 23, 2001, by and among Sun Catalina Holdings, LLC, Catalina Lighting, Inc., and certain shareholders and option holders of the Company.

          99.6 Shareholders Agreement, dated July 23, 2001, by and among Sun Catalina Holdings, LLC, Catalina Lighting, Inc. and SunTrust Banks, Inc., a Georgia corporation.

          99.7 Registration Rights Agreement between Catalina Lighting, Inc., Sun Catalina Holdings, LLC, SunTrust Banks, Inc. and SunTrust Bank dated July 23, 2001.



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